EXHIBIT (8)(c)(4)

AMENDMENT TO PARTICIPATION AGREEMENT (ALLIANCEBERNSTEIN)

AMENDMENT

TO

PARTICIPATION AGREEMENT

Amendment dated as of May 1, 2011 to the Participation Agreement (the “Agreement”), dated as of May 1, 2000, between TRANSAMERICA LIFE INSURANCE COMPANY (“Insurer”); TRANSAMERICA CAPITAL, INC. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation) (“Contracts Distributor”) (together Insurer and Contracts Distributor, the “Company”); ALLIANCEBERNSTEIN L.P. (formerly ALLIANCE CAPITAL MANAGEMENT L.P.) (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.) (“Distributor”).

WHEREAS, the Insurer, Contracts Distributor, Adviser, and Distributor heretofore entered into a Participation Agreement dated May 1, 2000, with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

WHEREAS, the Company, Contracts Distributor, Adviser, and Distributor desire to amend the Agreement as follows:

1. A new Section 20 is hereby added to the Agreement as follows:

Section 20. Confidential Information

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party(ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement. Each party further agrees to provide the owner with a copy of its plan, if any, to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

2. A new Section 21 is hereby added to the Agreement as follows:

Section 21. Summary Prospectus

Should the Fund and the Insurer desire to distribute the prospectuses of the funds within the Fund pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498), the roles and responsibilities for complying with Rule 498 and other applicable laws are set forth as follows.

21.1 For purposes of this Section 21, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

21.2 The Fund and/or the Adviser/Distributor shall provide the Insurer with copies of the Summary Prospectuses in the same manner and at the same times as the Agreement requires that the Fund provide the Insurer with Statutory Prospectuses. If the Fund makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497 under the Securities Act of 1933, the Fund shall, instead of providing the Insurer with a revised Summary Prospectus, provide the Insurer with a supplement setting forth the changes in the Rule 497 filing.

21.3 The Fund and/or the Adviser/Distributor shall be responsible for compliance with Rule 498(e).

21.4 The Fund and Adviser/Distributor each represent and warrant that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its series. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

21.5 The Fund and Adviser/Distributor each agree that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund and series’ documents required to be posted in compliance with Rule 498. The Fund shall immediately notify the Insurer’s senior counsel of any material interruptions in availability of this web page. Such Landing Page will contain only insurance product funds.

21.6 The Fund and Adviser/Distributor represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving contract owner requests for additional Fund documents made directly to the Fund, Adviser/Distributor or one of their affiliates. The Fund and Adviser/Distributor further represent and warrant that any information obtained about contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

21.7 The Insurer represents and warrants that it will respond to requests for additional fund documents made by contract owners directly to the Insurer or one of its affiliates.

21.8 The Insurer represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

21.9 If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund and Adviser/Distributor will provide the Insurer with at least 60 days’ advance notice of its intent.

21.10 The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Section 21 as applicable.

21.11 The parties agree that the Insurer is not required to distribute Summary Prospectuses to its contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the Insurer. The Insurer agrees that it will give Adviser/Distributor and the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA A February 17, 1997	33 Act File No. 333-26209 40 Act File No. 811-09172 (The Atlas Portfolio Builder Variable Annuity)	• AllianceBernstein Growth Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Global Thematic Growth Portfolio – Class B
Separate Account VA B January 19, 1990	33 Act File No. 033-33085 40 Act File No. 811-06032 (Transamerica LandmarkSM Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

	(Members® LandmarkSM Variable Annuity)	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

	33 Act File No. 033-56908 40 Act File No. 811-06032 (Transamerica FreedomSM Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

	(Members® FreedomSM Variable Annuity)	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA C February 20, 1997	33 Act File No. 333-83957 40 Act File No. 811-09503 (Transamerica ExtraSM Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
	(Members® ExtraSM Variable Annuity)	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
Separate Account VA D February 20, 1997	33 Act File No. 333-94489 40 Act File No. 811-09777 (Transamerica Access Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B
Separate Account VA K July 10, 2001	33 Act File No. 333-76230 40 Act File No. 811-10617 (Retirement Income Builder - BAI Variable Annuity under the marketing name “Retirement Income Builder IV”)	• AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Global Thematic Growth Portfolio – Class B
Separate Account VA R November 26, 2001	33 Act File No. 333-109580 40 Act file No. 811-21441 (Flexible Premium Variable Annuity – C under the marketing name “Transamerica Principium”)	• AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Growth and Income Portfolio – Class B
Separate Account VA Y October 19, 2001	33 Act File No. 333-131987 40 Act File No. 811-21858 (Flexible Premium Variable Annuity – J under the marketing name “Transamerica AxiomSM Variable Annuity”)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
Separate Account VA-6 June 11, 1996	33 Act File No. 333-128705 40 Act File No. 811-07753 (Transamerica Classic® Variable Annuity and Transamerica Catalyst® Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class A • AllianceBernstein Large Cap Growth Portfolio – Class A
Separate Account VA-7 June 11, 1996	33 Act File No. 333-128704 40 Act File No. 811-08835 (Transamerica Bounty® Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class A • AllianceBernstein Large Cap Growth Portfolio – Class A

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA-8 June 11, 1996	33 Act File No. 333-128772 40 Act File No. 811-09859 (Transamerica Optimum Choice® Variable Annuity)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B
Separate Account VA W May 15, 2000	33 Act File No. 333-116562 40 Act File No. 811-21594 (Flexible Premium Variable Annuity – G under the marketing name “Transamerica LibertySM Variable Annuity”)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B • AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
	(Members® LibertySM Variable Annuity)	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
Separate Account VA X Date: May 15, 2000	33 Act File No. 333-125817 40 Act File No.811-21776 (Flexible Premium Variable Annuity – I under the marketing name “Transamerica Advisor EliteSM Variable Annuity”)	• AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
PFL Corporate Account One August 10, 1998	1933 Act Exempt 1940 Act Exempt (Advantage V Variable Adjustable Life Policy) (Advantage VI Variable Adjustable Life Policy)

•        AllianceBernstein Balanced Wealth Strategy Portfolio – Classes A & B

•        AllianceBernstein Global Thematic Growth Portfolio – Classes A & B

•        AllianceBernstein Growth Portfolio – Classes A & B

•        AllianceBernstein Growth and Income Portfolio – Classes A & B

•        AllianceBernstein Intermediate Bond Portfolio – Classes A & B

•        AllianceBernstein International Growth Portfolio – Classes A & B

•        AllianceBernstein International Value Portfolio – Classes A & B

•        AllianceBernstein Large Cap Growth Portfolio – Classes A & B

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
PFL Corporate Account One August 10, 1998 (Continued)	1933 Act Exempt 1940 Act Exempt (Advantage V Variable Adjustable Life Policy) (Advantage VI Variable Adjustable Life Policy)

•        AllianceBernstein Money Market Portfolio – Classes A & B

•        AllianceBernstein Real Estate Investment Portfolio – Classes A & B

•        AllianceBernstein Small Cap Growth Portfolio – Classes A & B

•        AllianceBernstein Small-Mid Cap Value Portfolio – Classes A & B

•        AllianceBernstein VPS Utility Income Portfolio – Classes A & B

•        AllianceBernstein VPS Value Portfolio – Classes A & B

•        AllianceBernstein Wealth Appreciation Strategy Portfolio – Classes A & B

Transamerica Corporate Separate Account Sixteen June 16, 2003	1933 Act File No. 333-109579 1940 Act File No. 811-21440 (Advantage X Variable Adjustable Life Policy)

•        AllianceBernstein Balanced Wealth Strategy Portfolio – Classes A & B

•        AllianceBernstein Global Thematic Growth Portfolio – Classes A & B

•        AllianceBernstein Growth Portfolio – Classes A & B

•        AllianceBernstein Growth and Income Portfolio – Classes A & B

•        AllianceBernstein Intermediate Bond Portfolio – Classes A & B

•        AllianceBernstein International Growth Portfolio – Classes A & B

•        AllianceBernstein International Growth Portfolio – Classes A & B

•        AllianceBernstein International Value Portfolio – Classes A & B

•        AllianceBernstein Large Cap Growth Portfolio – Classes A & B

•        AllianceBernstein Money Market Portfolio – Classes A & B

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Transamerica Corporate Separate Account Sixteen June 16, 2003 (Continued)	1933 Act File No. 333-109579 1940 Act File No. 811-21440 (Advantage X Variable Adjustable Life Policy)

•        AllianceBernstein Small Cap Growth Portfolio – Classes A & B

•        AllianceBernstein Real Estate Investment Portfolio – Classes A & B

•        AllianceBernstein Small-Mid Cap Value Portfolio – Classes A & B

•        AllianceBernstein Utility Income Portfolio – Classes A & B

•        AllianceBernstein Value Portfolio – Classes A & B

•        AllianceBernstein Wealth Appreciation Strategy Portfolio – Classes A & B

Separate Account VUL-1 December 6, 1996	1933 Act File No. 333-153797 1940 Act File No. 811-08439 (Transamerica Tribute)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B
Separate Account VUL-2 December 6, 1996	1933 Act File No. 333-153778 1940 Act File No. 811-08997 (Transamerica Lineage)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B
Separate Account VUL-4 December 6, 1996	1933 Act File No. 333-153775 1940 Act File No. 811-10167 (TransSurvivor)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B
Separate Account VUL-5 December 6, 1996	1933 Act File No. 333-153774 1940 Act File No. 811-10219 (TransUltra)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B
Separate Account VUL-6 December 6, 1996	1933 Act File No. 333-153764 1940 Act File No. 811-10557 (TransAccumulator)	• AllianceBernstein Growth and Income Portfolio – Class B • AllianceBernstein Large Cap Growth Portfolio – Class B

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2011

(Signatures on following page.) TRANSAMERICA LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ Arthur D. Woods	By:	Emilie D. Wrapp

Name:	Arthur D. Woods	Name:	Emilie D. Wrapp

Title:	Vice President	Title:	Assistant Secretary

TRANSAMERICA CAPITAL, INC.		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Brenda L. Smith	By:	/s/ Daniel A. Notto

Name:	Brenda L. Smith	Name:	Daniel A. Notto

Title:	Assistant Vice President	Title:	Assistant Secretary